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www.bakerdonelson.com

September 8, 2014

Dycom Industries, Inc.
Dycom Investments, Inc.
11770 U. S. Highway 1, Suite 101
Palm Beach Gardens, Florida  33408

Re:
That certain automatic shelf registration statement on Form S-3 (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 8, 2014, relating to the issuance of an indeterminate amount of securities of each identified class within the Registration Statement (the “Securities”) by the Registrants (as defined below).

Ladies and Gentlemen:

We have acted as special counsel (A) in the State of Georgia to (i) UtiliQuest, LLC, a Georgia limited liability company (“UtiliQuest”); (ii) NeoCom Solutions, Inc., a Georgia corporation (“NeoCom”); (iii) E A Technical Services, Inc., a Georgia corporation (“EATS”); and (iv) Engineering Associates, Inc., a Georgia corporation (“Engineering Associates” and together with UtiliQuest, NeoCom and EATS are collectively referred to as the “Georgia Subsidiaries” and individually as a “Georgia Subsidiary”); (B) in the State of Tennessee to S.T.S., LLC, a Tennessee limited liability company (hereinafter referred to sometimes as “STS” and sometimes as the “Tennessee Subsidiary”), each being a subsidiary of Dycom Industries, Inc., a Florida corporation (“Dycom Industries”), which is in turn the parent corporation of Dycom Investments, Inc. a Delaware corporation (“Dycom Investments”); and (C) in the State of Kentucky to Watts Brothers Cable Construction, Inc. (f/k/a Watts Brothers Pipeline and Utility Construction, Inc.), a Kentucky corporation (hereinafter referred to sometimes as “Watts Brothers” and sometimes as the “Kentucky Subsidiary”), and a subsidiary of Star Construction, LLC, a Delaware limited liability company, which is in turn a subsidiary of Dycom Investments, in connection with:

A.
the preparation and filing by Dycom Industries, Dycom Investments, and certain other subsidiaries of the Company (collectively, the “Subsidiaries,” and, together with the Dycom Industries, Dycom Investments, the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary, the “Registrants”) of the Registration Statement with the U.S. Securities and Exchange Commission (“SEC”);

ALABAMA	FLORIDA	GEORGIA	LOUISIANA	MISSISSIPPI	TENNESSEE	TEXAS	WASHINGTON, D.C.

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

B.
that certain form of Indenture to be executed by Dycom Investments and the Georgia Subsidiaries, the Tennessee Subsidiary, the Kentucky Subsidiary, Dycom Industries and certain other Subsidiaries of Dycom Industries identified therein (the “Other Dycom Subsidiaries” and, together with the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary, are collectively referred to as the “Guarantors”), as guarantors, jointly and severally guaranteeing the payment of principal and interest and the performance of other obligations due by Dycom Investments under certain unsecured debentures, notes or other evidences of indebtedness (the “Dycom Investments Notes”) to be issued by Dycom Investments thereunder from time-to-time pursuant to the Indenture (the “Dycom Investments Indenture”);

C.
that certain form of Indenture to be executed by Dycom Industries and the Guarantors, as guarantors, jointly and severally guaranteeing the payment of principal and interest and the performance of other obligations due by Dycom Industries under certain unsecured debentures, notes or other evidences of indebtedness (the “Dycom Industries Notes”) to be issued by Dycom Industries thereunder from time-to-time pursuant to the Indenture (the “Dycom Industries Indenture”) (Dycom Investments, Dycom Industries and the Guarantors are sometimes hereinafter collectively referred to as the “Dycom Parties” and individually, as a “Dycom Party”); and

D.
the preparation and filing of the prospectus forming a part of the Registration Statement (the “Prospectus”), by which Dycom Investments and Dycom Industries will prospectively be offering for sale the Dycom Investments Notes and the Dycom Industries Notes to potential investors.

The transactions described in clauses (A), (B), (C) and (D) above are sometimes hereinafter collectively referred to as the “Shelf Offering” and the Dycom Investments Notes and the Dycom Industries Notes are sometimes hereinafter collectively referred to as the “Notes”.

At your request, we are giving this opinion only with respect to the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary.

We have examined and rely solely upon the following documents for the purposes of rendering this opinion (collectively, the “Examined Documents”):

1.           the Registration Statement;

2.           unexecuted forms of the Dycom Investments Indenture and the Dycom Industries Indenture which were filed with the SEC as exhibits to the Registrants’ registration statement on Form S-3/A on June 23, 2011 and are incorporated by reference as exhibits to the Registration Statement (hereinafter the foregoing are sometimes collectively referred to herein as “the Indentures” or “the Opinion Documents”);

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

3.           an executed copy of the Secretary’s Certificate of UtiliQuest, dated as of September 8, 2014, together with (i) the Articles of Organization certified by the Georgia Secretary of State on November 27, 2012, (ii) the Third Amended and Restated Operating Agreement of UtiliQuest, LLC, dated as of September 30, 2009, and (iii) the executed resolutions of the Board of Directors, dated as of May 21, 2014, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by UtiliQuest, all attached as exhibits thereto;

4.           an executed copy of Secretary’s Certificate of NeoCom, dated as of September 8, 2014, together with (i) the Articles of Incorporation certified by the Georgia Secretary of State on of November 27, 2012, (ii) the By-Laws of NeoCom, dated December 30, 2000, and (iii) the executed resolutions of the Board of Directors, dated as of May 21, 2014, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by NeoCom, all attached as exhibits thereto;

5.           an executed copy of the Secretary’s Certificate of EATS, dated as of September 8, 2014, together with (i) the Articles of Incorporation certified by the Georgia Secretary of State on November 27, 2012, (ii) the By-Laws of EATS, dated December 4, 1991, and (iii) the executed resolutions, dated as of May 21, 2014,  authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by EATS, all attached as exhibits thereto;

6.           an executed copy of the Secretary’s Certificate of Engineering Associates,  dated as of September 8, 2014, together with (i) the Articles of Incorporation certified by the Georgia Secretary of State on May 20, 2014, (ii) the By-Laws of Engineering Associates, dated November 11, 2008, and (iii) the executed resolutions of the Board of Directors, dated as of May 21, 2014, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by Engineering Associates, all attached as exhibits thereto;

7.           an executed copy of the Secretary’s Certificate of STS, dated as of September 8, 2014, together with (i) the Articles of Organization certified by the Tennessee Secretary of State on May 16, 2014, (ii) the Operating Agreement of Limited Liability Company for S.T.S., LLC, dated as of December 16, 2002, as amended, and (iii) the executed resolutions of the Board of Governors, dated as of May 21, 2014, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by STS, all attached as exhibits thereto;

8.           an executed copy of the Secretary’s Certificate of Watts Brothers, dated as of September 8, 2014, together with (i) the Articles of Incorporation certified by the Kentucky Secretary of State on July 29, 2014, (ii) the By-Laws of Watts Brothers, dated April 5, 1995, and (iii) the executed resolutions of the Board of Directors, dated as of September 3, 2014, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by Watts Brothers, all attached as exhibits thereto;

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

9.           that certain Certificate of Existence of UtiliQuest, dated May 19, 2014, issued by the Secretary of State of Georgia (the “UtiliQuest Certificate of Existence”);

10.         that certain Certificate of Existence of NeoCom, dated May 19, 2014, issued by the Secretary of State of Georgia (the “NeoCom Certificate of Existence”);

11.         that certain Certificate of Existence of EATS, dated May 19, 2014, issued by the Secretary of State of Georgia (the “EATS Certificate of Existence”);

12.         that certain Certificate of Existence of Engineering Associates, dated May 19, 2014, issued by the Secretary of State of Georgia (the “Engineering Associates Certificate of Existence”);

13.         that certain Certificate of Existence of the STS, dated May 19, 2014, issued by the Secretary of State of Tennessee (the “STS Certificate of Existence”); and

14.         that certain Certificate of Existence of Watts Brothers, dated July 28, 2014, issued by the Secretary of State of Kentucky (the “Watts Brothers Certificate of Existence”).

To the extent that opinions expressed below involve matters of fact, we have relied, without investigation, upon the representations and warranties made in the Registration Statement and Opinion Documents.

ASSUMPTIONS

In making such examinations, we have with your permission assumed that:

(a)           except as otherwise expressly provided in our opinion paragraph 1 below, the Relevant Parties are duly organized, validly existing and in good standing under the laws applicable in the jurisdictions of their respective organization and existence and in all other places in which they are conducting their respective businesses, and are validly existing in good standing under the laws of the jurisdictions where they are required to exist or be qualified for the purpose of selling, issuing, purchasing and exchanging the Notes (as applicable), with full power and authority to sell, issue, purchase and exchange the Notes (as applicable).  For the purposes of this opinion letter, the term “Relevant Parties” shall mean the Dycom Parties, the Trustee and the holders of the Notes;

(b)           the Examined Documents have been duly authorized, executed, acknowledged (as applicable), and delivered by each of the Relevant Parties (other than the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary) for value received, and nothing in the charter, bylaws (or the equivalent thereof), the operating agreement, articles of organization, partnership agreement or certificate of limited partnership or any other organizational document of any of the Relevant Parties ((other than the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary) prohibits or impairs any such Relevant Parties from executing the Opinion Documents or performing the transactions contemplated by the Opinion Documents and each of the Relevant Parties (other than the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary) has the full corporate, partnership, limited liability company and/or other entity power and authority to execute, deliver and perform its obligations under the Opinion Documents and all documents required to be executed, delivered and performed thereunder;

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

(c)           the Opinion Documents, the Examined Documents and the respective copies of each that have been examined by us conform to the respective originals;

(d)           no court order, administrative ruling, contract, regulation or statute (other than, with respect to the Georgia Subsidiaries, a regulation or statute of Georgia, with respect to the Tennessee Subsidiary, a regulation or statute of Tennessee, and, with respect to the Kentucky Subsidiary, a regulation or statute of Kentucky) governing any of the Relevant Parties prohibits or limits any of the Relevant Parties from executing the Opinion Documents or performing the transactions contemplated by the Opinion Documents;

(e)           the Opinion Documents and the Examined Documents fully express the agreements and understandings of the parties thereto, and there are no other verbal or written agreements or provisions set forth in any other document(s) which would bear upon the opinions expressed herein, and there exists no usage of trade or course of prior dealing among any parties which could supplement or qualify the terms of the Opinion Documents or the Examined Documents;

(f)           the genuineness of all signatures; and

(g)           the legal capacity of each natural person who executed any document relied upon by us as set forth above in this Opinion, including, without limitation, the Examined Documents.

Although we have not conducted an independent investigation of the accuracy of any of these assumptions, nothing has come to our attention leading us to question the material accuracy of said assumptions.

OPINIONS

Subject to the foregoing assumptions and further qualifications and limitations as stated herein, we are of the opinion that:

1.            (a)           UtiliQuest has been duly organized as a limited liability company and is validly existing under the laws of the State Georgia;

(b)           NeoCom has been duly incorporated as a corporation and is validly existing under the laws of the State of Georgia;

(c)           EATS has been duly incorporated as a corporation and is validly existing under the laws of the State of Georgia;

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

(d)           Engineering Services has been duly incorporated as a corporation and is validly existing under the laws of the State of Georgia;

(e)           STS has been duly organized as a limited liability company, is validly existing and in good standing under the laws of the State Tennessee; and

(f)           Watts Brothers has been duly incorporated as a corporation and is validly existing under the laws of the Commonwealth of Kentucky.

2.           Each of the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary has the requisite limited liability company or corporate power and capacity to guarantee the Notes pursuant to the terms of the Indentures and perform their respective obligations as Guarantors.

3.           The participation of the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary as guarantors under the transactions contemplated by the Registration Statement, and the prospective execution, delivery and performance by each of the Georgia Subsidiaries, the Tennessee Subsidiary and the Kentucky Subsidiary of its respective obligations under the Opinion Documents have been duly authorized by all requisite corporate or limited liability company action on the part of such entities and, as of the date of each respective transaction, each such entity has the power to enter into the transactions contemplated therein.

QUALIFICATIONS AND LIMITATIONS

Notwithstanding anything herein to the contrary, the opinions set forth above are qualified and limited as stated therein and are further qualified as follows, and we express no opinion as to the following:

(i)           We have not undertaken any independent investigation to determine the existence or absence of any facts (other than those which are readily ascertainable or which are material to our rendering the above opinions) contrary to the opinions expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of the Subsidiaries;

(ii)           We express no opinion as to the validity or enforceability of any of the Opinion Documents; and

(iii)          We express no opinion as to the application or effect of any federal or state securities or anti-trust laws, rules or regulations on or to the transaction.

The foregoing opinions represent our current professional judgment but are not a guaranty or warranty as to the certainty of the matter.

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

The opinions expressed in this letter are given for your benefit and your successors and assigns and may be relied upon by Shearman & Sterling LLP, as your legal counsel, in connection with the Shelf Offering and the filing of the Registration Statement and we hereby consent to the filing of this letter as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Except as expressly permitted herein, this letter may not be otherwise reproduced, quoted in whole or in part, filed publicly, or circulated to, relied upon by, nor used in connection with any other transaction.  This letter addresses the law as of the date hereof and we undertake no obligation to inform you of any changes in the law occurring after the date hereof.

The foregoing opinions are limited to the laws of the State of Georgia with respect to the Georgia Subsidiaries, to the laws of State of Tennessee with respect to the Tennessee Subsidiary and the laws of the Commonwealth of Kentucky with respect to the Kentucky Subsidiary, as are presently in effect in each such state, excluding the securities provisions thereof.  We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

Very truly yours,

/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.